As filed with the Securities and Exchange Commission on February 3, 2006 Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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MATTHEWS INTERNATIONAL CORPORATION
(Exact name of issuer as specified in its charter)

    Pennsylvania                     25-0644320
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)             Identification No.)

Two NorthShore Center
Pittsburgh, Pennsylvania 15212
(Address, including zip code, of Registrant’s Principal Executive Offices)

MATTHEWS INTERNATIONAL CORPORATION
1994 DIRECTOR FEE PLAN
(Full title of the plan)

Steven F. Nicola
Matthews International Corporation
Two NorthShore Center
Pittsburgh, PA 15212
(412) 442-8200
(Name and address, including zip code and telephone number,
including area code, of agent for service)
Copy to:
Pasquale D. Gentile, Jr., Esquire
Reed Smith LLP
435 Sixth Avenue
Pittsburgh, PA 15219
(412) 288-4112

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered[1]	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share .	395,562 shares	$37.73[2]	$14,924,555[2]	$1,597[2]

1 Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Matthews International Corporation 1994 Director Fee Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
2 Estimated pursuant to Rules 457(h) and (c), solely for the purpose of calculating the registration fee. The price per share is estimated based on the average of the high and low sales price of the Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. for January 31, 2006 as quoted in the Wall Street Journal.

PART II

INFORMATION REQUIRED IN
REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

This Form S-8 Registration Statement is being filed pursuant to paragraph E of the general instructions to Form S-8 to register an additional 395,562 shares of Common Stock, par value $1.00 per share, being offered under the Matthews International Corporation (the “Company”) 1994 Director Fee Plan (the “Plan”).

The contents of the Company’s initial Form S-8 Registration Statement with respect to the Plan, File No. 33-57797 (the “Original S-8”) which was filed with the Securities and Exchange Commission on February 22, 1995, are hereby incorporated by reference to this Form S-8 Registration Statement, except to the extent modified below.

Item 8. Exhibits.

Exhibit
  No.

5.1	Opinion of Reed Smith LLP as to the legality of the Common Stock, filed herewith.

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1 filed herewith).

23.2	Consent of PricewaterhouseCoopers LLP, filed herewith.

24.1	Power of Attorney, contained on the signature page to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on the 3rd day of February, 2006.

MATTHEWS INTERNATIONAL CORPORATION
By /s/ David M. Kelly
David M. Kelly, Chairman of the Board and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Kelly and Steven F. Nicola, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof

Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of February, 2006.

Name	Title

/s/ David M. Kelly David M. Kelly	Chairman of the Board and Chief Executive Officer (principal executive officer)

/s/ Steven F. Nicola Steven F. Nicola	Chief Financial Officer, Secretary and Treasurer (principal financial officer and principal accounting officer)

/s/ Joseph C. Bartolacci	Director
Joseph C. Bartolacci

/s/ David J. DeCarlo	Director
David J. DeCarlo

/s/ Robert J. Kavanaugh	Director
Robert J. Kavanaugh

/s/ Glenn R. Mahone	Director
Glenn R. Mahone

/s/ John P. O’Leary, Jr.	Director
John P. O’Leary, Jr.

/s/ William J. Stallkamp	Director
William J. Stallkamp

/s/ John D. Turner	Director
John D. Turner

MATTHEWS INTERNATIONAL CORPORATION

1994 DIRECTOR FEE PLAN

REGISTRATION STATEMENT
ON FORM S-8

Exhibit Index

Exhibit No.	Document	Sequential Page
5.1	Opinion of Reed Smith LLP, as to the legality of the Common Stock, filed herewith.	5
23.1	Consent of Reed Smith LLP (included in Exhibit 5.1 filed herewith).	---
23.2	Consent of PricewaterhouseCoopers LLP, independent accountants, filed herewith.	7
24.1	Power of Attorney, contained on the signature page to this Registration Statement.	---